UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 3, 2005

FLORIDA EAST COAST INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-08728	59-2349968
(Commission File Number)	(IRS Employer Identification No.)

One Malaga St., St. Augustine, FL	32084
(Address of Principal Executive Offices)	(Zip Code)

904-829-3421

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Shareholder Approval of an Amendment and Restatement of the 2002 Stock Incentive Plan

On February 17, 2005, the Florida East Coast Industries, Inc. (FECI) board of directors adopted, subject to shareholder approval at the annual meeting, an amendment and restatement of the company’s 2002 Stock Incentive Plan (the “Amended Plan”). While the 2002 Stock Incentive Plan provided for grants of stock options and restricted stock of the company, the Amended Plan permits awards of other forms of stock based compensation and short-term cash incentive awards. The shareholders of the Company approved the Amended Plan at the Annual Meeting of Shareholders held on June 2, 2005.

The following description of the Amended Plan is qualified in its entirety by reference to the full text of such plan, a copy of which was included as an appendix to our definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2005.

Summary of the Amended Plan

The Amended Plan authorizes the granting of incentive awards of up to 2.0 million shares of common stock and cash incentive awards. Incentive awards may be in the form of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance awards, other stock-based awards and short-term cash incentive awards as described below. Unless terminated earlier, the Amended Plan will expire on June 2, 2015. Employees of the company and its subsidiaries, outside directors and consultants of the company will be eligible to receive incentive awards.

Administration

The Amended Plan will be administered by the compensation committee. All members of the compensation committee are non-employee directors of the company each of whom is intended to be an “outside director” within the meaning of section 162(m) of the code.

Eligibility

The compensation committee may grant awards to any officer, key employee or outside director of the company or any of its direct or indirect subsidiaries and consultants who, in the opinion of the compensation committee, are in a position to make a significant contribution to the success of the company.

Types of Awards

Awards under the Amended Plan may include stock options, SARs, restricted stock, restricted stock units, performance awards and other stock-based awards and short-term cash incentive awards.

Stock Options. The compensation committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the compensation committee. Incentive stock option grants shall be made in accordance with Section 422 of the Internal Revenue Code.

The exercise price for stock options will be determined by the compensation committee in its discretion. The exercise price per share for each stock option will be at least equal to 100% of the fair market value of one share of common stock on the date when the stock option is granted. In the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Additionally, in the case of non-qualified stock options, the exercise price may vary in accordance with a predetermined formula while the non-qualified stock option is outstanding.

Stock options must be exercised within a period fixed by the compensation committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the company on the date of grant, the exercise period may not exceed five years. The Amended Plan provides for earlier termination of stock options upon the participant’s termination of employment, unless extended by the compensation committee, but in no event may the options be exercised more than ten years after the date of grant.

At the compensation committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of common stock held by the participant, a combination of cash and shares of common stock or in any other form of consideration acceptable to the compensation committee (including one or more forms of “cashless” exercise).

Stock Appreciation Rights. SARs may be granted by the compensation committee. A SAR entitles the participant to receive, from the company, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price of a SAR is determined by the compensation committee, but shall not be less than 100% of the fair market value of a share of common stock as of the date of grant. Upon exercise of a SAR, payment will be made in cash or shares of common stock, or a combination thereof, as determined by the compensation committee.

Restricted Stock and Restricted Stock Units. The compensation committee may award to a participant shares of common stock subject to specified restrictions (“restricted stock”). Restricted stock may be subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The compensation committee also may award to a participant restricted stock units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives. The compensation committee determines the terms and conditions of restricted stock and restricted unit awards. However, subject to possible acceleration of vesting under certain conditions, the minimum vesting period for performance-based awards will be one year and for time or service-based awards will be in substantially equal installments over a period of at least three years.

With respect to awards of restricted stock or restricted stock units intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the performance targets may be established by the compensation committee, in its discretion, based on one or more of the following measures: operating income, operating profit (earnings from continuing operations before interest and taxes), return on net assets, earnings before interest, taxes, depreciation and amortization, operating profit (earnings before depreciation and amortization), earnings per share, return on investment or working capital, return on shareholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a charge for capital), sales, revenue, leasing performance, development performance and cost targets, any one of which may be measured with respect to the company or any one or more of its subsidiaries and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities (the “Performance Goals”).

Performance Awards and Other Stock-Based Awards. Under the Amended Plan, the compensation committee may grant performance awards and other stock-based awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock.

The compensation committee may grant performance awards to participants under such terms and conditions, as it deems appropriate. A performance award entitles a participant to receive a payment from the company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the compensation committee. Award periods will be established at the discretion of the compensation committee. The performance targets will also be determined by the compensation committee. With respect to performance awards and other stock-based amounts intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the applicable performance targets shall be established, in the compensation committee’s discretion, based on one or more of the Performance Goals described above under the section titled “Restricted Stock and Restricted Stock Units.” Except with respect to awards intended to quality as “performance based compensation” for purposes of Section 162(m), when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the compensation committee, in its discretion, may adjust the performance targets.

Other stock-based awards may include (i) purchase rights for shares of common stock, (ii) shares of common stock not subject to any restrictions or conditions, (iii) other rights convertible into shares of common stock and (iv) awards valued by reference to the value of securities of or the performance of the company or specified subsidiaries. The compensation committee determines the terms and conditions of performance awards and other stock-based awards.

Cash Awards. The Amended Plan authorizes performance-based cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Internal Revenue Code. The material terms of the annual incentive compensation feature of the Amended Plan are as follows:

•	The class of persons eligible to participate consists of those senior executives of the company who are from time to time determined by the compensation committee to be subject to Section 162(m) of the Internal Revenue Code.

•	The targets for incentive payments to “covered employees” (as defined in Section 162(m) of the Internal Revenue Code) under the Amended Plan will consist of one or more of the Performance Goals discussed above under the section titled “Restricted Stock and Restricted Stock Units.” Such performance targets will be established by the compensation committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Internal Revenue Code.

•	The cash incentive compensation feature of the Amended Plan does not preclude the board of directors or the compensation committee from approving other incentive compensation arrangements for covered employees.

For 2005, the performance targets include railway earnings before interest, taxes, depreciation and amortization, railway return on net assets, realty operating profit before depreciation and amortization, realty rental cash flow, development progress on specific projects and individual objectives for each of the executives as established by the compensation committee. The bonus opportunity for each of the named executive officers’ is as follows:

	2005 Base Salary	Target Bonus (% of base salary)	Maximum Bonus (% of base salary)
Adolfo Henriques	$630,000	75%	150%
John McPherson	$362,250	50%	100%
John Carey	$334,310	50%	100%
Daniel Popky	$310,500	50%	100%
Heidi J. Eddins	$310,500	50%	100%

Robert MacSwain, Vice Chairman, announced he will retire effective June 15, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished pursuant to Item 1.01 above.

Exhibit No.	Description
10.1	Florida East Coast Industries, Inc. 2002 Stock Incentive Plan (As Amended and Restated Effective June 2, 2005), incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement filed on April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

BY:	/s/ Heidi J. Eddins
Heidi J. Eddins
Executive Vice President,
General Counsel & Corporate Secretary

Dated: June 3, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Florida East Coast Industries, Inc. 2002 Stock Incentive Plan (As Amended and Restated Effective June 2, 2005), incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement filed on April 26, 2005.